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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) February 26, 1997
                                                 -----------------


                    CARDIODYNAMICS INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)


California                           0-11868                 95-3533362
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(State or other jurisdiction         (Commission             (IRS Employer
of incorporation)                    File Number)            Identification No.)


6155 Cornerstone Court East, Suite 125, San Diego, California         92121
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:  (619) 535-0202
                                                     --------------


                                       n/a
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          (Former name or former address, if changed since last report)

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Item 5.   OTHER EVENTS.

On March 6, 1997, CardioDynamics International Corporation completed a $7.2 million private placement of 2.5 million shares of common stock. EVEREN Securities, Inc. acted as the placement agent for the Company.

The net proceeds of the offering will be used to fund the Company's research and development efforts, marketing programs, capital expenditures and working capital. With the completion of the private placement, the total number of outstanding shares of CardioDynamics common stock is approximately 31.9 million.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CARDIODYNAMICS INTERNATIONAL
                                        CORPORATION

                                        By: /s/ Richard E. Otto
                                           --------------------
                                           Richard E. Otto
                                           President, Chief Executive Officer

Date: March 7, 1997